Exhibit 8.1

Subsidiaries of Excellon Resources Inc.


EXCELLON RESOURCES INC.
(Ontario)
100%
OTIS GOLD CORP.
(British Columbia)
100%
EXCELLON IDAHO GOLD, INC.
(Idaho)
100%
SAXONY SILVER CORP.
(Ontario)
100%
SAXONY SILVER EXPLORATION – SSE GmbH
(Germany)
100%
EXCELLON HOLDING INC.
(Ontario)
100%
EXCELLON RESOURCES INVESTMENTS (BARBADOS) INC.
(Barbados)
100%
SILVER EAGLE MINES INC.
(Ontario)
99.8664%
99.99999% (1)
SAN PEDRO RESOURCES, S.A. DE C.V.
(Mexico)
0.1336%
0.172% (2)
SERVICIOS MINEROS SAN PEDRO, S.A. DE C.V.
(Mexico)
PRESTADORA DE SERVICIOS MIGUEL AUZA, S.A. DE C.V.
(Mexico)
99.998%
0.002%
MINERA EXCELLON DE MÉXICO, S.A. DE C.V.
(Mexico)
99.998% (3)
EXCELLON SERVICIOS S.A. DE C.V.
(Mexico)
0.00001%
EXCELLON NEW MINING PROJECTS, S.A. DE C.V.
(Mexico)
99.9999%
100%
LATEEGRA GOLD CORP.
(Ontario)
Notes:
(1) Excellon Holding Inc. owns 0.00001%
(2) Excellon Holding Inc. owns 99.828%
(3) San Pedro Resources S.A. de C.V. owns 0.002%